                                                                    Exhibit 10.5


                           ORBVIEW-2 LICENSE AGREEMENT


         THIS ORBVIEW-2 LICENSE AGREEMENT (this "Agreement") is entered into this ____ day of May, 1997, between ORBITAL SCIENCES CORPORATION, a Delaware corporation ("Orbital"), and ORBITAL IMAGING CORPORATION, a Delaware corporation ("ORBIMAGE" or "Licensee").

         WHEREAS, Orbital is constructing, and intends to launch and initially operate a satellite ocean and land surface environmental monitoring system (the "OrbView-2 System") to gather and transmit ocean color and land surface environmental monitoring data (the "OrbView-2 Data"); and

         WHEREAS, Orbital and Licensee desire to enter into this Agreement pursuant to which (i) Orbital will grant to Licensee the right to promote, market and sell to customers OrbView-2 Data and products that are derived from, based on or use the OrbView-2 Data as described in Attachment A hereto, subject to the terms and conditions provided herein and (ii) Orbital will transfer to ORBIMAGE certain logos, trademarks, service marks and names.

         NOW THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows.


               SECTION 1 - GRANT OF LICENSE AND TRANSFER OF MARKS


         1.1 In accordance with the terms and conditions set forth in this Agreement, Orbital grants to Licensee and its Affiliates an exclusive worldwide License (the "License") to promote, market, sell, receive and use OrbView-2 Data received from the OrbView-2 satellite in any form, including derivatives thereof, for commercial and operational purposes, including, without limitation, the right to authorize other persons to promote, market and sell the OrbView-2 Data, provided that Licensee shall remain liable for its obligations hereunder. Notwithstanding anything herein to the contrary, the grant and terms and conditions of the License are subject to all rights of the National Aeronautics and Space Administration ("NASA") pursuant to that certain agreement between NASA and Orbital dated March 29, 1991, as it may be modified from time to time (the "NASA Agreement"), including but not limited to Section I.9 thereof.


         1.2 Orbital hereby grants and conveys to ORBIMAGE all logos, trademarks, service marks and names listed on Attachment B hereto (the "ORBIMAGE Marks").


         1.3 Orbital also hereby grants to the Licensee (including for purposes of this Section 1.3 its wholly owned subsidiaries) a nonexclusive license to use the tradename and trademark "Orbital" (the "Orbital Mark") solely (i) as an integral part of the Licensee's corporate name, and (ii) as an integral part of the trademark and tradename "Orbital Imaging Corporation" (the "Licensee's Name"); provided, however, that (a) the Licensee shall not have the right to sublicense the Orbital Mark without the express prior written permission of Orbital, and (b) the Licensee shall use the Orbital Mark only in the Licensee's Name exactly as the Licensee's Name appears in clause (ii) above, and not in any other similar or derivative mark without prior written permission of Orbital. The Licensee expressly acknowledges that all right, title and interest in the Orbital Mark, and the related goodwill, are the property of Orbital. The Licensee shall not at any time acquire or claim any title to the Orbital Mark adverse to Orbital by virtue of the license granted to the Licensee, or through the Licensee's use of the Orbital Mark.


         1.4 Orbital acknowledges that all copyrights, and other proprietary and intellectual property rights relating to or based on the OrbView-2 Data, shall be the sole and exclusive property of ORBIMAGE, subject to the NASA Agreement and the Department of Commerce ("DoC") remote sensing License and the License granted herein.


                          SECTION 2 - DUTIES OF ORBITAL


         2.1 Orbital shall finish construction of, and shall use good faith efforts to launch, the OrbView-2 satellite in accordance with the NASA Agreement unless it is unable to do so because NASA exercises its rights under Section I.9
(c)(1)(ii) of the NASA Agreement (a "NASA Default"). If a NASA Default occurs, then Orbital shall refund to ORBIMAGE the amount equal to $62,743,000 minus the total revenues received by Orbital under the NASA Agreement and assigned and paid to ORBIMAGE as of such date ($35,000,000 on the date hereof).


         2.2 Following the launch of the OrbView-2 satellite, Orbital shall be responsible for commissioning the OrbView-2 satellite and performing on-orbit checkout of such satellite through Launch Success as defined in Section B.4 of the NASA Agreement.


         2.3. Orbital shall use commercially reasonable efforts to obtain and maintain all material Licenses, consents, approvals or authorizations of and declarations or filings ("Regulatory Licenses") with any United States governmental authority required to be obtained or maintained by Orbital in order to perform its obligations under this Agreement and to permit the launch and operation of the OrbView-2 System. Orbital represents and warrants that (a) it is in sole control of the Federal Communications Commission ("FCC") Licenses granted to Orbital with respect to the OrbView-2 System effective January 1, 1997 and (b) it is the Licensee designated by the DoC to operate the OrbView-2 remote sensing satellite system. So long as the OrbView-2 System is operational, as determined by ORBIMAGE, Orbital shall not, without the express written consent of ORBIMAGE, which in the case of clause (a) shall not be unreasonably withheld, (a) amend, or modify, or (b) cancel or surrender, any of said Regulatory Licenses and shall prior to the expiration of any such Regulatory License extend or renew same. Each party covenants and agrees that if and to the extent any modifications or amendments are reasonably requested by the other party with respect to such Regulatory Licenses, they shall cooperate with each other in connection therewith.


         2.4 Orbital hereby assigns to Licensee all amounts due or to become due under the NASA Agreement and further agrees to use all commercially reasonable efforts to cause any and all such amounts to be collected from NASA, as and when due.

         2.5 Orbital agrees to maintain in full force and effect the NASA Agreement and shall not, without the express written consent of ORBIMAGE, which in the case of clause (a) shall not be unreasonably withheld, (a) amend, or modify, or (b) terminate, the NASA Agreement and shall not assign the NASA Agreement to any Person. Upon the request of ORBIMAGE, Orbital shall use commercially reasonably efforts to have the NASA Agreement assigned to ORBIMAGE, provided that ORBIMAGE shall have the Regulatory Licenses necessary to perform its obligations as an assignee under the NASA Agreement, and provided further that ORBIMAGE shall indemnify Orbital for any and all costs and expenses or damages arising under the NASA Agreement following the assignment. Orbital acknowledges and agrees that any and all costs and expenses or damages payable to NASA arising from or in connection with a breach under the NASA Agreement relating to the design, development, construction and systems integration of the OrbView-2 satellite shall be the obligation of Orbital.


                         SECTION 3 - DUTIES OF LICENSEE


         3.1 Upon completion of on-orbit check-out pursuant to Section 2.2 above, Licensee shall manage and operate the OrbView-2 System, including the performance of tracking, telemetry and control functions with respect to the OrbView-2 satellite, all in accordance with the NASA Agreement.


         3.2 So long as Orbital holds the Licenses referred to in Section 2.3 above, in the event Orbital is notified by the FCC or DoC of a violation of the applicable License or related rules or regulations or has a reasonable basis to believe based on discussions with outside counsel that such a violation may be occurring, Orbital shall have the right to order the discontinuance or modification of operations causing such violations and in the event ORBIMAGE fails to cure same within a reasonable period given the nature of the violation, the right to access to all facilities, sites and equipment used in the operation of the OrbView-2 System. ORBIMAGE shall assist Orbital in complying with all applicable Federal, state and local rules and regulations and License requirements regarding the operation of the OrbView-2 System including all FCC and DoC requirements.


         3.3 Licensee agrees to provide Orbital reasonable access to its records and facilities at no cost to Orbital for the purposes of monitoring compliance with Licensee's obligations under this Agreement.


         3.4 Licensee shall comply in all material respects with all applicable United States and foreign laws, rules and regulations of any federal, state, provincial or local governmental authority in the performance of its obligations hereunder.


         3.5 Licensee shall obtain and maintain all material Regulatory Licenses with any United States or foreign governmental authority required to be obtained or maintained by Licensee in order to perform its obligations under Section 3.1 of this Agreement and required by any such authority to be obtained by Licensee in connection therewith. Licensee shall defend any actions brought by NASA pursuant to the NASA Agreement and any actions relating to the FCC and DoC Licenses to the extent they arise out of Licensee's operation of the OrbView-2 Satellite.

         3.6 Licensee will pay all federal, state, local and other taxes, foreign and domestic, including but not limited to sales, use, gross receipts, and excise taxes and withholding, that arise from the performance of its duties under this Agreement. The License Fee does not include any federal, state or local sales, use or excise taxes which shall be the responsibility of Licensee, if any. Orbital shall pay any U.S. or foreign federal, state or local income taxes in connection with the License Fee.


                             SECTION 4 - LICENSE FEE


         In consideration of the grant of the License hereunder and the other obligations of Orbital set forth herein, Licensee shall pay to Orbital a License fee (the "License Fee") of US $62,743,000 as contemplated under, and which shall be payable in accordance with, the Procurement Agreement between Orbital and ORBIMAGE dated November 18, 1996, as amended (the "ORBIMAGE Procurement Agreement").


                           SECTION 5 - TERM OF LICENSE


         5.1 The term of the License shall commence on the date hereof and continue until (a) the date upon which the OrbView-2 satellite shall have permanently and irrevocably failed such that the OrbView-2 satellite is incapable of making OrbView-2 Data available for use by Licensee, as determined by ORBIMAGE in its sole discretion or (b) the NASA Agreement has been assigned to ORBIMAGE.


         5.2 (a) Each of Orbital and Licensee may give the other party written notice that such other party is in default in the observance or performance of any of its obligations hereunder. If such default remains uncured for ninety
(90) days after the receipt of written notice of default, except that for so long as the NASA Agreement is in effect, the cure period for a breach of Section
3.1 shall be ten (10) days or such other period as may be specified in the NASA Agreement, in addition to any rights and remedies otherwise available at law and except as otherwise limited in this Agreement (i) in the case of a breach by Orbital, Licensee shall have the right to terminate this Agreement and (ii) in the case of a breach by ORBIMAGE, then Orbital shall have the right to access to the Satellite Operations and Control Center and the Remote Tracking Station so as to enable Orbital to operate the OrbView-2 Satellite in accordance with the NASA Agreement, provided, however, that ORBIMAGE shall reimburse Orbital for the performance of such mission operations pursuant to the Amended and Restated ORBIMAGE Services Agreement dated May ___, 1997, and Orbital shall have no further obligations to ORBIMAGE under this Agreement except that the License and the license granted pursuant to Section 1.3 hereof shall remain in effect. Notwithstanding the foregoing, and except in the case of ORBIMAGE's default under Section 3.1 above, if the default is susceptible to cure but cannot with due diligence be wholly cured within ninety (90) days following the notice of default and the defaulting party has made diligent efforts to cure such default within such period and thereafter diligently pursues the curing of such default, no remedies shall be exercisable under this Agreement during the period of such cure efforts.


                  (b) Each of Orbital and Licensee may terminate this Agreement without notice to the other party if such other party becomes insolvent, admits in writing its inability to pay its



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

debts as they become due, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, initiates or becomes subject to any proceeding under any bankruptcy, insolvency or similar law, whether domestic or foreign, or in the case of an involuntary petition, if such petition has not been dismissed within 60 days, or has liquidated or wound up, voluntarily or otherwise (but not in the case of a liquidation of Orbital into an affiliate).


           SECTION 6 - REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

         6.1 Orbital represents and warrants that (a) it has full right and authority to enter into this Agreement and to perform its obligations hereunder,
(b) it has all Licenses, permits and other authorizations from any agency or department of the United States government necessary for Orbital to perform its obligations under this Agreement, and to permit the launch and operation of the OrbView-2 System, and (c) Orbital's operation of the OrbView-2 System under the NASA Agreement will not violate any United States copyright, trade secret, trademark, patent rights or other intellectual property rights of any third party in the United States, which Orbital represents is the only jurisdiction in which services are to be delivered by Orbital under the NASA Agreement.


         6.2 Orbital has developed and substantially completed construction of the OrbView-2 satellite, which is undergoing final testing. Orbital is in compliance with the NASA Agreement and is aware of no event that has occurred that would give rise to a default under the NASA Agreement.


         6.3 Subject to the limitations set forth in Sections 10.3 and 10.4 of the ORBIMAGE Procurement Agreement with respect to the representation and warranty set forth in Section 6.1, clause (c) above, Orbital agrees to indemnify and hold harmless Licensee and its officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys fees) of third parties arising out of or in connection with Orbital's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.


         6.3 Licensee represents and warrants that it (a) has full right and authority to enter into this Agreement and to perform its obligations hereunder
(b) it shall have all Licenses, permits and other authorizations from any United States or foreign government agency or department necessary for Licensee to perform its obligations under this Agreement, and (c) Licensee's use of the OrbView-2 Data shall not violate any United States copyright, trade secret, trademark, patent rights or other intellectual property rights of any third party.


         6.4 Licensee agrees to indemnify and hold harmless Orbital, and its officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with Licensee's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.



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

        SECTION 7 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY


         7.1 Each of the parties acknowledges and understands that (a) the OrbView-2 System is a new, untested system that entails a high degree of risk of
(i) delay in or cancellation of deployment and (ii) launch vehicle, satellite and other equipment or software failure or impaired performance, and there can be no assurance that the OrbView-2 System will be an economically viable system even if successfully deployed, or that OrbView-2 satellite will be capable of performing in accordance with the NASA Agreement or delivering any data whatsoever, and (b) there may be defects or inaccuracies in the OrbView-2 Data that may be incompatible with Licensee's hardware, software or business. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business, and except as provided in Section 2.1 above, Orbital shall not be liable to Licensee or any of its agents or customers for costs or damages caused by any schedule delays, launch failure, failure of the OrbView-2 Satellite or any component thereof, defects or inaccuracies in the OrbView-2 Satellite or OrbView-2 Data or incompatibility of the OrbView-2 Data with Licensee's hardware, software, data or business.


         7.2 NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL ORBITAL OR LICENSEE BE LIABLE TO EACH OTHER UNDER THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAD OR SHOULD HAVE HAD KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.


         7.3 ORBITAL HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBVIEW-2 SATELLITE, THE ORBVIEW-2 SYSTEM, THE ORBVIEW-2 DATA, OR ANY SERVICES TO BE PROVIDED UNDER THIS AGREEMENT. ORBITAL EXPRESSLY DISCLAIMS AND LICENSEE HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF ORBITAL AND RIGHTS, CLAIMS AND REMEDIES OF LICENSEE AGAINST ORBITAL, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY FAILURE, NONCONFORMANCE OR DEFECT IN THE ORBVIEW-2 SYSTEM, THE ORBVIEW-2 DATA, OR ANY SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED
TO: (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (c) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBVIEW-2 DATA OR ANY SERVICES PROVIDED BY OR THROUGH ORBITAL UNDER THIS AGREEMENT; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY UNDER ANY TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHER EQUITABLE THEORY; AND (v) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF USE, REVENUE OR PROFIT OF LICENSEE OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY



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

OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBITAL.


         7.4 Licensee and Orbital each acknowledge that the other shall perform its obligations under this Agreement on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. Licensee and Orbital agree that neither party shall be liable to the other or any of their agents or customers for any liability for damages caused or allegedly caused by any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, theft or destruction or unauthorized access to, alteration of, or use of records, whether for breach of contract, tortious behavior, negligence, or under any other cause of action.


                         SECTION 8 - DISPUTE RESOLUTION


         8.1 Any controversy or claim in respect of this Agreement or the performance hereunder by any party hereto shall be settled by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules. In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. Such arbitration shall take place in Washington, D.C. before a panel of three (3) neutral arbitrators selected pursuant to such Rules. The arbitrators' award shall include an allocation of arbitration fees, expenses and compensation, and may include an award to the prevailing party of its attorneys' fees, costs and expenses in connection with the arbitration. A judgment on the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction thereof, each party hereby consenting to the jurisdiction of such court over it and waiving, to the fullest extent permitted by law, any defense or objection relating to in personam jurisdiction, subject matter jurisdiction, venue or convenience of the forum. All matters arising in any action to enforce an arbitral award shall be determined in accordance with the law and practice of the forum court.


         8.2 The existence of any dispute between the parties, whether the same is the subject of an arbitration proceeding or not, shall not relieve the parties of their obligations under this Agreement.


                             SECTION 9 - ASSIGNMENT


         Neither party shall assign its rights or obligations hereunder without the prior written consent of the other party.


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

                           SECTION 10 - MISCELLANEOUS


         10.1 All notices, requests and other communications to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by telecopy, by reputable overnight courier or delivered in person addressed as follows:


                  (a)      If to Orbital, to it at:


                           21700 Atlantic Boulevard
                           Dulles, VA 20166
                           Telecopy:  (703) 406-5572
                           Attention:  General Counsel


                  (b)       If to Licensee, to it at:


                           ORBITAL IMAGING CORPORATION
                           21700 Atlantic Boulevard
                           Dulles, VA 20166
                           Telecopy:  (703) 406-5552
                           Attention:  Gil Rye


                           with a copy to General Counsel


or to such other persons or addresses as any party may designate by written notice to any other. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (b) if given by reputable overnight courier, on one (1) business day after being delivered or (c) if given by any other means, when received at the address specified in this Section.


         10.2 This Agreement shall be binding upon the parties, their successors and permitted assigns.


         10.3 This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding among Licensee and Orbital and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.


         10.4 The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions hereof. Licensee consents to the personal jurisdiction of any state or federal court located in Virginia in any action arising under this Agreement and agree that actions arising under this Agreement may be brought in such jurisdiction. Licensee agrees that service of process may be made upon Licensee in any such action in the same manner in which notice may



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be given pursuant to this Agreement. No party may bring any action for a claim under this Agreement later than one (1) year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one (1) year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.


         10.5 It is understood and agreed that no failure or delay by either Orbital or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.


         10.6 If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect, unless such unenforceability impairs the fundamental purpose or expectations of the parties hereto.


         10.7 Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


         10.8 Licensee and Orbital are independent contractors to one another, and with respect to this Agreement, no party has the authority to bind any other in any way or to any third party, and nothing in this Agreement shall be construed as granting any party the right or authority to act as a representative, agent, employee or joint venturer of any other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ORBITAL SCIENCES CORPORATION


By:
   ---------------------------------
   Name:  Jeffrey V. Pirone
   Title: Senior Vice President and
          Chief Financial Officer



ORBITAL IMAGING CORPORATION


By:
   ---------------------------------
   Name:  Gilbert D. Rye
   Title: President





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                                  ATTACHMENT A

                       Description of the OrbView-2 System

                  The OrbView-2 System is composed of the OrbView-2 satellite with the SeaWiFS sensor, the OrbView-2 ground station for command and control and multiple Licensed receiving stations. The OrbView-2 satellite, a privately owned remote servicing satellite, will collect and transmit images in eight spectral bands that are defined by NASA. The collection of data will generally occur between +/-70 of solar zenith with sensor pointing specified by NASA to avoid sun glint.

                  The OrbView-2 satellite will transmit the encrypted local area coverage ("LAC") data in real time when Licensed receiving stations are within view of the OrbView-2 satellite. The OrbView-2 satellite may store and provide global area coverage ("GAC") data for transmission to Goddard Space Flight Center every twelve (12) hours. The GAC data are obtained by selecting every fourth pixel on every fourth line of the LAC data.

                  The data comprises eight spectral bands defined by NASA to measure phytoplankton and chlorophyll concentrations on the ocean's surface. The eight spectral bands are: 402-422, 433-453, 480-500, 500-520, 545-565, 660-680,
745-785 and 845-885 nm.

                  The LAC pixel size is 1.6 mrad (about 1.13 km at nadir). Data are collected from +/-58.3 of nadir for LAC data and +/-45 of nadir for GAC data.

                  The LAC data are transmitted at 1,702.5 MHZ in an HRPT-like format with a data rate of 665.4 kbps. The video portion of the data are encrypted, and the key is changed every two weeks.

                  In the event Orbital obtains any rights or interests to GAC data, such data shall be included in the License.




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


                                  Attachment B


       MARK                           TYPE OF MARK        COUNTRY                    STATUS
       ----                           ------------        -------                    ------

      Eyeglass                                sm          Australia                  Registered
                                              N/A         Canada                     Allowed
                                              sm          France                     Registered
                                              sm          Italy                      Pending
                                              sm          Japan                      Pending
                                              sm          Saudi Arabia               Registered
                                              sm          South Africa               Abandoned
                                              tm          Taiwan                     Registered
                                              sm          United Kingdom             Registered
                                              sm          United States              Allowed

       Orbimage                               sm          South Korea                Pending
                                              sm          Philippines                Pending
                                              sm          Saudi Arabia               Pending
                                              sm          United States              Registered

       Orbimage Int'l Global
          Imaging                             sm          South Korea                Pending
                                              sm          Philippines                Pending
                                              tm          Saudi Arabia               Pending
                                              sm          United States              Allowed

       OrbNet                                 sm          United States              Allowed

       OrbView                                sm          South Korea                Pending
                                              tm          Philippines                Pending
                                              tm          Saudi Arabia               Published
                                              tm          United States              Allowed
                                              sm          United States              Pending

       SeaStar                                sm          United States




                                       12